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                                                                      EXHIBIT 21

                                  SUBSIDIARIES


WHOLLY OWNED SUBSIDIARY                           JURISDICTION OF INCORPORATION
-----------------------                           -----------------------------
EPT DownREIT, Inc.                                          Missouri

EPT DownREIT II, Inc.                                       Missouri

3 Theatres, Inc.*                                           Missouri

Megaplex Holdings, Inc.                                     Missouri

Megaplex Nine Inc.                                          Missouri

Theater Sub Inc.*                                           Missouri

Megaplex Four Inc.*                                         Missouri

EPT Veterans Inc.                                           Missouri

WestCol Holdings LLC                                        Delaware

WestCol Corp.                                               Delaware

WestCol Center LLC*                                         Delaware

WestCol Theatre LLC                                         Delaware

Flik, Inc.                                                  Delaware

Flik Depositor, Inc.                                        Delaware

Tampa Veterans 24, Inc.                                     Delaware

Cantera 30, Inc.                                            Delaware

EPT Water Park, Inc.                                        Missouri

EPT Hialeah, Inc.                                           Missouri

EPT New Roc LLP                                             Delaware

EPT New Roc GP, Inc.                                        Delaware

30 West Pershing LLC                                        Missouri

EPR North Trust                                             Delaware

* Equity interest pledged to secure loan

NOT WHOLLY OWNED SUBSIDIARY                JURISDICTION OF INCORPORATION
---------------------------                -----------------------------
 EPT Gulf States LLC                              Delaware
(97% common membership interest)

Tampa Veterans 24, L.P.                           *Delaware (limited partnership interest
                                                  wholly-owned by Atlantic - EPR II)

 Cantera 30 Theatre, L.P.                         *Delaware (limited partnership interest
                                                  wholly-owned by Atlantic - EPR I)


**Atlantic's interest may be exchanged for EPR shares or cash, at EPR's option.



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